Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
LESCO, Inc.

     We consent to the incorporation by reference in the Registration Statement (File No. 33-38118) on Form S-8 of LESCO, Inc. of our report dated April 25, 2003 relating to the statement of net assets available for plan benefits of the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust as of December 31, 2002, which appears in the December 31, 2003 annual report on Form 11-K of LESCO, Inc.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 24, 2004

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